Exhibit 3.2

AMENDED AND RESTATED Bylaws

Of

VENHUB GLOBAL, INC.

Article I. Corporate Office.

Section 1.1.	Registered Office and Agent. The registered office of the corporation shall be located in Las Vegas, Nevada. The name and address of the corporation's registered agent shall be as stated in the most recent filing with the Nevada Secretary of State.

Section 1.2.	Other Offices. The board of directors may at any time establish other offices at any place or places, either within or outside of the State of Nevada, where the corporation is qualified to do business.

Article II. Meetings of Stockholders.

Section 2.1.	Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation or the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Nevada Revised Statutes (“NRS”) Chapter 78.

Section 2.2.	Annual Meetings. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors, which date shall be within thirteen (13) months of the last annual meeting of the stockholders or, if no such meeting has been held, the date of incorporation. At the meeting, directors shall be elected and any other proper business may be transacted.

Section 2.3.	Special Meetings. A special meeting of the stockholders may be called at any time by the board of directors, the chair of the board, the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the voting power as provided in NRS 78.320.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other facsimile transmission to the chair of the board, the president or the secretary of the corporation. No business may be transacted at such special meeting other than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons who called the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

Section 2.4.	Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall be given in accordance with NRS 78.370 and shall be sent or otherwise given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting in accordance with Section 2.5 of these bylaws within the time periods required by NRS 78.370. The notice shall specify the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. The means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall also be provided in the notice.

Section 2.5.	Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at their address as it appears on the records of the corporation, or if electronically transmitted as provided in Section 8.1 of these bylaws. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.6.	Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chair of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the laws or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

Section 2.7.	Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8.	Conduct of Business. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.

Section 2.9.	Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws and subject to the provisions of NRS 78.320 and 78.352 (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by the Nevada Revised Statutes, need not be conducted by an inspector of election unless so determined by the holders of the shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person at such meeting.

Except as may be otherwise provided in the articles of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder or by proxy for each share of the capital stock having voting power held by such stockholder.

Section 2.10.	Waiver of Notice. Whenever notice is required to be given under any provision of the NRS, the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need to be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the articles of incorporation or these bylaws.

Section 2.11.	Stockholder Action by Written Consent without a Meeting. Unless otherwise provided in the articles of incorporation, any action required by this article to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the corporation in accordance with NRS 78.320.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section 2.11. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section 2.11 to the extent permitted by law. Any such consent shall be delivered in accordance with NRS 78.320.

Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law) as provided under NRS 78.320. If the action which is consented to is such as would have required the filing of a certificate under any section of the NRS if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in NRS 78.320.

Section 2.12.	Record Date for Stockholder Notice; Voting; Giving Consents. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, as provided in NRS 78.350.

If the board of directors does not so fix a record date:

(a)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b)	The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation; and

(c)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 2.13.	List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least two business days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for the duration of the meeting: (i) during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) by a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is only available to the stockholders. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.14.	Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for them by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Article III. Directors.

Section 3.1.	Powers. Subject to the provisions of the NRS and any limitation in the articles of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Section 3.2.	Number of Directors. The initial number of directors of the corporation shall be two (2) and may be increased up to a maximum of seven (7) by the affirmative vote of a majority of the directors then in office. Vacancies resulting from an increase in the number of directors may be filled in accordance with Section 3.4 of these bylaws. The authorized number of directors may also be changed by an amendment to the articles of incorporation or by an amendment to this Section 3.2, adopted by the affirmative votes of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 2.11 of these bylaws.

If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 3.3.	Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, the board of directors shall be divided into three classes as nearly equal in number as possible. Directors of the first class shall be elected at the first annual meeting of stockholders following the adoption of this bylaw to hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall be elected at the second annual meeting following the adoption of this bylaw to hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall be elected at the third annual meeting following the adoption of this bylaw to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting thereafter, directors shall be elected to hold office for a term expiring at the first succeeding annual meeting following their election.

Directors need not be stockholders unless so required by the articles of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until their successor is elected and qualified or until their earlier resignation or removal. Elections of directors need not be by written ballot.

Section 3.4.	Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the articles of incorporation or these bylaws:

(a)	Vacancies and newly created directorships resulting from any increase in the authorized number of directors pursuant to Section 3.2 of these bylaws may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b)	Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any stockholder may call a special meeting of stockholders in accordance with the provisions of the articles of incorporation or these bylaws, or may apply to the appropriate Nevada court for an order summarily ordering an election as provided in NRS 78.345.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the appropriate Nevada court may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of NRS Chapter 78 as far as applicable.

Section 3.5.	Place of Meetings; Meetings by Telephone. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.6.	Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.7.	Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chair of the board, the president, any vice president, the secretary or any two (2) directors.

Notice of the time and place of special meetings shall be:

(a)	delivered personally by hand, by courier, or by telephone;

(b)	sent by United States first-class mail, postage prepaid;

(c)	sent by facsimile; or

(d)	sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least forty-eight (48) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time the meeting is to be held. Any oral notice may be communicated to a director. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

Section 3.8.	Quorum. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.9.	Waiver of Notice. Whenever notice is required to be given under any provision of the NRS, the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor other purpose of, any regular or special meeting of the directors, or a committee of directors, need to be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

Section 3.10.	Board Action by Written Consent without a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and (ii) such consent may be documented, signed and delivered in any matter permitted by NRS 78.315.

Section 3.11.	Fees and Compensation of Directors. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.12.	Approval of Loans to Officers. Subject to NRS 78.140 and other applicable provisions of Nevada law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 3.13.	Removal of Directors. Unless otherwise restricted by statute, by the articles of incorporation, or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Article IV. Committees.

Section 4.1.	Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation and permitted by NRS 78.125, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter the NRS expressly requires be submitted to the stockholders for approval, or (ii) adopt, amend or repeal the bylaws.

Section 4.2.	Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 4.3.	Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action by written consent without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Article V. Officers.

Section 5.1.	Officers; Indemnification. The officers of the corporation shall be a chief executive officer, a chief financial officer/treasurer, a chief operating officer, and a secretary. The corporation may also have, at the discretion of the board of directors, a chair of the board, one or more assistant secretaries, and one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

Section 5.2.	To the fullest extent permitted by NRS 78.7502, or any other law that may subsequently become applicable, the corporation shall indemnify and hold harmless each director and officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of their heirs, executors and administrators. The corporation shall advance expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 5.3.	Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.4 or 5.5 of these bylaws, shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

Section 5.4.	Subordinate Officers. The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

Section 5.5.	Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.6.	Vacancies in Offices. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5.7.	Chair of the Board. The chair of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and of the stockholders at which they shall be present, and exercise and perform such other powers and duties as may from time to time be assigned to the chair by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chair of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.8 of these bylaws.

Section 5.8.	Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the board of directors to the chair of the board, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. The chief executive officer shall, if present, preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the board, at all meetings of the board of directors, and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and such other powers and duties as may be prescribed by the board of directors or these bylaws.

The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 5.9.	Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

Section 5.10.	Chief Operations Officer. The chief operations officer shall oversee and manage the day-to-day operations of the corporation, ensuring that the business runs efficiently and effectively. The chief operations officer shall be responsible for implementing the operational strategies set by the board of directors and the Chief Executive Officer, and shall manage the corporation’s operational activities, including production, logistics, and resource allocation. The chief operations officer shall also be responsible for ensuring that the corporation’s operations comply with all relevant laws and regulations.

The chief operations officer shall, at all reasonable times, provide reports and information regarding the operational status of the corporation to the board of directors and shall assist in the preparation and implementation of the corporation’s strategic plans. The chief operations officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

Section 5.11.	Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

Section 5.12.	Representation of Shares of Other Corporations. The chair of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.13.	Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

Article VI. Indemnity.

Section 6.1.	Third-Party Actions. Subject to the provisions of this Article IVVI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that they are or were a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

Section 6.2.	Actions by or in the Right of the Corporation. To the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Nevada district court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Nevada district court or such other court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Section 6.3.	Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 or 6.2, or in defense of any claim, issue or matter therein, they shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Section 6.4.	Determination of Conduct. Any indemnification under Sections 6.1 or 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because they have met the standard of conduct set forth in Sections 6.1 or 6.2, as applicable. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable or, even if obtainable, as a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 6.1 or 6.2 by petitioning a court of competent jurisdiction.

Section 6.5.	Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to Section 6.1 or 6.2, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the corporation as authorized in this Article VI.

Section 6.6.	Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, to the fullest extent permitted by the Nevada Revised Statutes.

Section 6.7.	Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by them in any such capacity or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the provisions of this Article VI.

Section 6.8.	The Corporation. For purposes of this Article VI, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors and officers, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation, the provisions of Section 6.4) with respect to the resulting or surviving corporation as they would have with respect to such constituent corporation if its separate existence had continued.

Section 6.9.	Employee Benefit Plans. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner they reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VI.

Section 6.10.	Indemnity Fund. Upon resolution passed by the Board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

Section 6.11.	Indemnification of Other Persons. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not a director or officer of the corporation or is not serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but whom the corporation has the power or obligation to indemnify under the provisions of the NRS or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the NRS. The corporation shall indemnify an employee, trustee or other agent where required by law.

Section 6.12.	Savings Clause. If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person entitled to indemnification hereunder against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

Section 6.13.	Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.14.	Conflicts. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)	That it would be inconsistent with a provision of the articles of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)	That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Article VII. Records and Reports.

Section 7.1.	Maintenance and Inspection of Records. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record who has been a stockholder of record for at least 6 months immediately preceding the demand, or holding at least 5% of all outstanding shares, upon written demand under oath stating the purpose thereof, shall have the right, during the usual hours for business and after at least 5 days' written notice to the corporation, to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent of the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Nevada or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 7.2.	Inspection by Directors. Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to their position as a director. The appropriate Nevada district court is hereby vested with jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list, and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

Section 7.3.	Annual Statement to Stockholders. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Article VIII. Notice by Electronic Transmission.

Section 8.1.	Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Nevada Revised Statutes ("NRS"), the articles of incorporation, or the bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the corporation. A corporation may give a notice by electronic mail in accordance with NRS 75.150. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that:

(a)	the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation; and

(b)	such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(1)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(2)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(3)

(4)	if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 8.2.	Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.3.	Inapplicability. Notice by a form of electronic transmission shall not apply to notices required under NRS 78.370, 78.565, and 92A.410.

Article IX. General Matters.

Section 9.1.	Checks. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 9.2.	Execution of Corporate Contracts and Instruments. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer as prescribed by NRS 78.135, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3.	Stock Certificates; Partly Paid Shares. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chair or vice-chair of the board of directors, or the president or vice president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the individual were such officer, transfer agent or registrar at the date of issue.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 9.4.	Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in NRS 78.242, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 9.5.	Lost Certificates. Except as provided in this Section 9.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or their legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 9.6.	Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Nevada Revised Statutes shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 9.7.	Dividends. The directors of the corporation, subject to any restrictions contained in (i) the Nevada Revised Statutes or (ii) the corporation’s articles of incorporation, may declare and pay dividends upon the shares of its capital stock at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

Before payment of any dividend, subject to the requirements and restrictions of NRS 78.288, the directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may modify or abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

Section 9.8.	Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

Section 9.9.	Seal. The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.10.	Transfer of Stock Certificates; Recordation of Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and compliance with all applicable requirements under NRS 104.8401 et seq., it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Section 9.11.	Stock Transfer Agreements. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes.

Section 9.12.	Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 9.13.	Transfer Restrictions. Notwithstanding anything to the contrary, except as expressly permitted in this Section 9.13, a stockholder shall not transfer, whether by sale, gift or otherwise, any shares of the corporation’s stock to any person unless such transfer is approved by the board of directors prior to such transfer, which approval may be granted or withheld in the board of directors’ sole and absolute discretion. Any purported transfer of any shares of the corporation’s stock effected in violation of this Section 9.13 or the Nevada Revised Statutes shall be null and void and shall have no force or effect and the corporation shall not register any such purported transfer.

Any stockholder seeking the approval of the board of directors of a transfer of some or all of its shares shall give written notice thereof to the secretary of the corporation that shall include: (a) the name of the stockholder; (b) the proposed transferee; (c) the number of shares of the transfer of which approval is thereby requested; and (d) the purchase price (if any) of the shares proposed for transfer. The corporation may require the stockholder to supplement its notice with such additional information as the corporation may request.

Section 9.14.	Conflicts with Articles of Incorporation. In the event of any conflict between the provisions of the corporation’s articles of incorporation and these bylaws, the provisions of the articles of incorporation shall govern.

Article X. FORUM SELECTION.

Section 10.1.	Unless the corporation consents in writing to the selection of an alternative forum, the state courts located in Nevada shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes; (iv) any action to interpret, apply, enforce or determine the validity of the corporation's articles of incorporation or these bylaws; or (v) any action asserting a claim governed by the internal affairs doctrine.

Section 10.2.	Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Nevada of the enforceability of such exclusive forum provision.

Section 10.3.	Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Article XI. Amendments.

The bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its articles of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

Adopted: October 2, 2025